Exhibit 99.1

January 10, 2019	Analyst Contact:	Brandon Lohse 918-947-7472
	Media Contact:	Leah Harper 918-947-7123

ONE Gas Fourth-quarter and Year-end 2018 Conference Call and
Webcast Scheduled

2019 Earnings News Releases, Conference Call and Webcast Schedules
Also Announced

TULSA, Okla. - Jan. 10, 2019 - ONE Gas, Inc. (NYSE: OGS) will release its fourth-quarter and year-end 2018 earnings after the market closes on Wednesday, Feb. 20, 2019.

The ONE Gas executive management team will participate in a conference call the following day, Thursday, Feb. 21, 2019, at 11 a.m. Eastern Standard Time (10 a.m. Central Standard Time).

The call also will be carried live on the ONE Gas website.

What:	ONE Gas fourth-quarter and year-end 2018 earnings conference call and webcast

When:	11 a.m. Eastern, Feb. 21, 2019
10 a.m. Central

Where:	1) Phone conference call dial 888-220-8451, pass code 3801822
2) Log on to the webcast at www.onegas.com

If you are unable to participate in the conference call or the webcast, the replay will be available on the ONE Gas website, www.onegas.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 3801822.

2019 Earnings News Release, Conference Call and Webcast Schedules

Additionally, conference calls and webcasts for the first, second and third quarters of 2019 also have been scheduled.

-more-

ONE Gas Fourth-quarter and Year-end 2018 Conference Call and Webcast Scheduled;
2019 Earnings News Releases, Conference Call and Webcast Schedules Also Announced

•	First quarter 2019: News release issued - April 29, 2019; Conference call and webcast - April 30, 2019;

•	Second quarter 2019: News release issued - July 29, 2019; Conference call and webcast - July 30, 2019;

•	Third quarter 2019: News release issued - Oct. 28, 2019; Conference call and webcast - Oct. 29, 2019.

Each quarterly earnings news release will be issued following the close of market on the date indicated.

Each quarterly conference call and webcast will take place at 11 a.m. Eastern Time (10 a.m. Central Time) on the date indicated. Conference call dial-in information will be provided at a later date.

ONE Gas, Inc. (NYSE: OGS) is a stand-alone, 100 percent regulated, natural gas utility, and trades on the New York Stock Exchange under the symbol "OGS." ONE Gas is included in the S&P MidCap 400 Index, and is one of the largest natural gas utilities in the United States.

ONE Gas provides natural gas distribution services to more than 2 million customers in Oklahoma, Kansas and Texas.

ONE Gas is headquartered in Tulsa, Okla., and its divisions include Oklahoma Natural Gas, the largest natural gas distributor in Oklahoma; Kansas Gas Service, the largest in Kansas, and Texas Gas Service, the third largest in Texas, in terms of customers.

Its largest natural gas distribution markets by customer count are Oklahoma City and Tulsa, Okla.; Kansas City, Wichita and Topeka, Kan.; and Austin and El Paso, Texas. ONE Gas serves residential, commercial, industrial, transportation and wholesale customers in all three states.

For more information, visit the website at http://www.ONEGas.com.

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